Exhibit 31.3

Certification by the Chief Executive Officer:

I, Guy L. Brenkman certify that:

1.   I have reviewed  this Annual  Report on Form 10-KSB/A of Pioneer  Railcorp;
     and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.


Date: April 28, 2005


By: /s/ Guy L. Brenkman
    ----------------------------
    Guy L. Brenkman
    Chief Executive Officer